Exhibit 99.1

Corvus Gold Begins 2016 Phase I Drill Program, North Bullfrog Project, Nevada

VANCOUVER, April 12, 2016 /CNW/ - Corvus Gold Inc. ("Corvus" or the "Company") - (TSX: KOR, OTCQX: CORVF) announces the start of its Phase I 2016 drill program at the North Bullfrog Project, Nevada on April 11th. The 5,000 metre reverse circulation (RC) drill program will focus on two main areas 1) Expanding the new high-grade NW Sierra Blanca target in the large unexplored area just west of the current Sierra Blanca deposit and; 2) Follow-up drilling to the new Lower Savage target and the West Jolly Jane fault approximately 500m directly south of the YellowJacket deposit (Figure 1).  The program will be the first stage of follow-up on new geologic, structural and mineralization results from the 2015 exploration program.

Jeff Pontius, President and CEO of Corvus said "The positive results from Corvus' 2015 exploration program have outlined a number of high priority targets for 2016. The phase I drill program will begin by testing a new high-grade structural zone discovered last year at the NW Sierra Blanca target which has potential to host another YellowJacket type deposit. In addition we will be testing the new detachment style structural zones at the lower Savage target which we believe has potential to host a new style of high-grade mineralization. This targeted phase I drill program will address new areas for deposit expansion and what might be an entirely new deposit just below the existing resource area. The more exploration we do at North Bullfrog the greater the potential we unlock from this evolving new Nevada Gold district."

NW Sierra Blanca Target

The new NW Sierra Blanca Zone is currently defined by about a dozen drill holes over a kilometre of strike length (Figure 2).  The gold system is over 100 metres wide and extends to at least 150 metres in depth of low-grade gold and silver with narrower 2-20 metre wide zones of 1-5 g/t stockwork related gold-silver mineralization.  The system trends to the northeast and includes the new Rhyolite zone as seen in hole NB-15-267 (NR15-14, October 15, 2015), with 10.7m @ 3.47 g/t Au & 3.6 g/t Ag within 210m at 0.47 g/t Au & 1.4 g/t Ag, and hole NB-15-282 (NR16-02, January 19, 2016) that is 600 metres to the SW which returned 3.1m @ 5 g/t Au and 42 g/t Ag within 99.1m of 0.64 g/t Au and 4.08 g/t Ag.

Drilling this year will focus on outlining the shape and extent of the higher grade stockwork zones and assessing their potential impact on the overall mine plan and project economics.  The initial drill program at NW Sierra Blanca and the northern extension of the YellowJacket deposit into the Swale target area, will involve about 15 drill holes.

Lower Savage and West Jolly Jane Fault Targets

The Lower Savage target is a unique new discovery that could have an impact on the gold and silver potential of the North Bullfrog District (Figure 3).  Mineralization intersected near the bottom of Savage hole NB-15-273 (NR16-03, January 26, 2016) with 3.1m @ 2.05 g/t Au and 178 g/t Ag, the deepest drilled at North Bullfrog, is characteristic of a hotter and more intrusion related gold-silver system which could be the source of mineralization for the overlying Sierra Blanca–YellowJacket deposit.  This mineralization which lies about 100 metres below the current deposit is high in silver with significant copper (up to 0.2%).  The mineralized zone appears to be a splay off of the West Jolly Jane listric fault, a structural system that is related to large scale movement at low angles and is similar to the structural environment that hosts the historic Bullfrog deposit located 10 kilometres to the south.  The initial follow-up drilling on this new discovery will test the north and south extension of the zone and if positive will be followed with oriented core drilling of the zone.

The West Jolly Jane structural zone intersected in the Lower Savage target come to surface in the North Jolly Jane area and recent exploration along this zone has identified outcropping banded quartz-carbonate veins up to a kilometre to the north of the northern most drilling (over 1.5 km to the north of the Jolly Jane Deposit).  This structural zone remains essentially untested.  Two or three scout holes will be drilled on this structural zone in the first phase to assess its potential to host YellowJacket/Bullfrog type vein systems.

About the North Bullfrog Project, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 72 km² in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 865 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right.

The North Bullfrog project includes numerous prospective gold targets at various stages of exploration with four having NI 43-101 mineral resources (Sierra Blanca, Jolly Jane, Mayflower and YellowJacket).   The project contains a measured mineral resource of 3.86 Mt at an average grade of 2.55 g/t gold and 19.70 g/t silver, containing 316.5k ounces of gold and 2,445k ounces of silver, an indicated mineral resource of 1.81 Mt at an average grade of 1.53 g/t gold, and 10.20 g/t silver, containing 89.1k ounces of gold and 593.6k ounces of silver and an inferred resource of 1.48 Mt at an average grade of 0.83 g/t gold and 4.26 g/t silver, containing 39.5k ounces of gold and 202.7k ounces of silver for oxide mill processing.  The mineral resource for the mill process was defined by WhittleTM optimization using all cost and recovery data and a breakeven cut-off grade of 0.52 g/t gold. In addition, the project contains a measured mineral resource of  0.3 Mt at an average grade of 0.25 g/t gold and 2.76 g/t silver, containing 2.4k ounces of gold and 26.6k ounces of silver, an indicated mineral resource of 22.86 Mt at an average grade of 0.30 g/t gold and 0.43 g/t silver, containing 220.5k ounces of gold and 316.1k ounces of silver and an inferred mineral resource of 176.3 Mt at an average grade of 0.19 g/t gold and 0.67 g/t silver, containing 1,077.4k ounces of gold and 3,799.2k ounces of silver for oxide, heap leach processing. The mineral resource for heap leach processing was defined by WhittleTM optimization using all cost and recovery data and a breakeven cut-off grade of 0.15 g/t.

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101, has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein.  Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by National Instrument 43-101, has coordinated execution of the work outlined in this news release and has approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at North Bullfrog was designed and supervised by Mark Reischman, Corvus Gold's Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program.  On-site personnel at the project log and track all samples prior to sealing and shipping.  Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment.  All resource sample shipments are sealed and shipped to ALS Chemex in Reno, Nevada, for preparation and then on to ALS Chemex in Reno, Nevada, or Vancouver, B.C., for assaying.  ALS Chemex's quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999.  Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples.  Finally, representative blind duplicate samples are forwarded to ALS Chemex and an ISO compliant third party laboratory for additional quality control.

For additional information on the North Bullfrog project, including information relating to exploration, data verification and the mineral resource estimates, see "Technical Report and Preliminary Economic Assessment for Combined Mill and Heap Leach Processing at the North Bullfrog Project, Bullfrog Mining District, NYE County, Nevada" dated June 16, 2015, which is available under Corvus Gold's SEDAR profile at www.sedar.com.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at North Bullfrog, Nevada.  In addition the Company controls a number of other North American exploration properties representing a spectrum of gold, silver and copper projects.  Corvus is committed to building shareholder value through new discoveries and the expansion of those discoveries to maximize share price leverage in a recovering gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
Chief Executive Officer

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, "forward-looking statements") within the meaning of applicable Canadian and US securities legislation.  All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the potential for new deposits and expected increases in a systems potential; anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the potential to develop multiple YellowJacket style high-grade zones, the Company's belief that the parameters used in the WhittleTM pit optimization process are realistic and reasonable, the potential to discover additional high grade veins or additional deposits, the potential to expand the existing estimated resource at the North Bullfrog project, the potential for any mining or production at North Bullfrog, the potential for the Company to secure or receive any royalties in the future, business and financing plans and business trends, are forward-looking statements.  Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company's 2013 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company's most recent filings with the United States Securities and Exchange Commission (the "SEC").  All of the Company's Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company's mineral properties.

Cautionary Note Regarding References to Resources and Reserves

National Instrument 43 101 - Standards of Disclosure for Mineral Projects ("NI 43-101") is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.  Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this press release have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the "CIM") Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on November 14, 2004 (the "CIM Standards") as they may be amended from time to time by the CIM.

United States investors are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology of the SEC set forth in the SEC's Industry Guide 7 ("SEC Industry Guide 7").  Accordingly, the Company's disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7.  Without limiting the foregoing, while the terms "mineral resources", "inferred mineral resources", "indicated mineral resources" and "measured mineral resources" are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7.  Mineral resources which are not mineral reserves do not have demonstrated economic viability, and US investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves.  Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically.  It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category.  Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases.  The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit amounts.  The term "contained ounces" is not permitted under the rules of SEC Industry Guide 7.  In addition, the NI 43-101 and CIM Standards definition of a "reserve" differs from the definition in SEC Industry Guide 7.  In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a "final" or "bankable" feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml. U.S. Investors are cautioned not to assume that any defined resource will ever be converted into SEC Industry Guide 7 compliant reserves.

This press release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.

SOURCE Corvus Gold Inc.

Image with caption: "Figure 1. North Bullfrog 2016 Phase I Exploration Areas (CNW Group/Corvus Gold Inc.)". Image available at: http://photos.newswire.ca/images/download/20160412_C2696_PHOTO_EN_663074.jpg

Image with caption: "Figure 2: Geologic map of the NW Sierra Blanca Target. (CNW Group/Corvus Gold Inc.)". Image available at: http://photos.newswire.ca/images/download/20160412_C2696_PHOTO_EN_663076.jpg

Image with caption: "Figure 3: Lower Savage Target area. (CNW Group/Corvus Gold Inc.)". Image available at: http://photos.newswire.ca/images/download/20160412_C2696_PHOTO_EN_663094.jpg

%CIK: 0001507964

For further information: Ryan Ko, Investor Relations, Email: info@corvusgold.com, Phone: 1-844-638-3246 (toll free) or (604) 638-3246, Fax: (604) 408-7499

CO: Corvus Gold Inc.

CNW 08:00e 12-APR-16